SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 20, 2001

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                          Edison Brothers Stores, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                        1-1394                 43-0254900
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer
incorporation or organization)                               identification no.)



      501 North Broadway
        St. Louis, MO                                             63102
    (Address of principal                                       (Zip code)
      executive offices)



       Registrant's telephone number, including area code: (314) 331-6000

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Item 5.  Other Events.

      On December 20, 2001, the United States Bankruptcy Court for the District of Delaware entered an order, on motion of Alan M. Jacobs, chapter 7 trustee (the "Trustee") of Edison Brothers Stores, Inc. ("Edison") and its seven affiliates (collectively, with Edison, the "Debtors"), pursuant to 11 U.S.C. ss.ss. 105, 323 and 704, authorizing an amendment to the certificate of incorporation of Edison, nunc pro tunc to December 31, 1999, to reduce the number of authorized shares of capital stock of Edison to an amount equal to the number of shares now outstanding. This amendment will reduce the number of authorized shares of Edison from 100,000,000 to 10,297,000. The reduction in the number of authorized shares will reduce the estate's franchise tax expense by an estimated $130,000 per year.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits.

99.1 Chapter 7 Trustee's Motion For an Order Pursuant to Sections 105, 323 and 704 of the Bankruptcy Code Authorizing an Amendment to the Certificate of Incorporation to Reduce the Number of Authorized But Unissued Shares of Capital Stock Nunc Pro Tunc to December 31, 1999 and Related Relief.

99.2 Order Pursuant to Sections 105, 323 and 704 of the Bankruptcy Code Authorizing an Amendment to the Certificate of Incorporation to Reduce the Number of Authorized But Unissued Shares Nunc Pro Tunc to December 31, 1999.



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

                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 18, 2002                          EDISON BROTHERS STORES, INC.


                                          By: /s/ Alan M. Jacobs
                                             -------------------------------
                                              Name:   Alan M. Jacobs
                                              Title:  Chapter 7 Trustee



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


                                  Exhibit Index

Exhibit Number    Title
--------------    -----

99.1 Chapter 7 Trustee's Motion For an Order Pursuant to Sections 105, 323 and 704 of the Bankruptcy Code Authorizing an Amendment to the Certificate of Incorporation to Reduce the Number of Authorized But Unissued Shares of Capital Stock Nunc Pro Tunc to December 31, 1999 and Related Relief.

99.2 Order Pursuant to Sections 105, 323 and 704 of the Bankruptcy Code Authorizing an Amendment to the Certificate of Incorporation to Reduce the Number of Authorized But Unissued Shares Nunc Pro Tunc to December 31, 1999.



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